Exhibit 99.2

DESCRIPTION OF TAYLOR MORRISON’S CAPITAL STOCK

The following is a summary of the material terms of the capital stock of Taylor Morrison Home Corporation (formerly known as Taylor Morrison Homes Corporation), a Delaware corporation (the “Company”). Because it is only a summary, it may not contain all of the information that may be important to you and is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation of the Company (as amended by the First Amendment to the Amended and Restated Certificate of Incorporation, the “Existing Charter”) and the Amended and Restated Bylaws of the Company (as amended by the Amendment to the Amended and Restated Bylaws, the “Existing Bylaws”). Accordingly, you should read the more detailed provisions of the Existing Charter and the Existing Bylaws.

Capital Stock

The Company’s authorized capital stock consists of 400,000,000 shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), 200,000,000 shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), and 50,000,000 shares of preferred stock, par value $0.00001 per share. As of October 26, 2018, The Company has approximately 119,168,633 shares of Class A common stock outstanding, no shares of Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval. The holders of the Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of the Existing Charter that would alter or change the powers, preferences or special rights of the Class B Common Stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

Dividends. The holders of Class A Common Stock are entitled to receive dividends when, as, and if declared by the Company’s board of directors out of legally available funds. The holders of Class B Common Stock do not have any right to receive dividends other than dividends consisting of shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock.

Liquidation or Dissolution. Upon the Company’s liquidation or dissolution, the holders of Class A Common Stock are entitled to share ratably in those of the Company’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock do not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Preferred Stock

The Company has been authorized to issue up to 50,000,000 shares of preferred stock. The Company’s board of directors has been authorized, subject to limitations prescribed by Delaware law and the Existing Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. The Company’s board of directors is also authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class B Common Stock, which could have an adverse impact on the market price of Class A Common Stock. The Company has no current plan to issue any shares of preferred stock.

Anti-Takeover Effects of the Company’s Certificate of Incorporation and Bylaws

The Existing Charter and Existing Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company’s board of directors.

These provisions include:

Term of Directors. Commencing with the 2019 annual meeting, directors (other than any director in office at the 2019 annual meeting who was previously elected to a term expiring at the 2020 or 2021 annual meeting) shall be elected for a term of one year. As a result, the Company’s board of directors will no longer be classified after the 2020 annual meeting. While the board of directors remains classified, it is more difficult for stockholders to change the composition of the Company’s board of directors. Additionally, until the directors previously elected to a term expiring at the 2020 or 2021 annual meeting completes their term, such director may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. The Existing Charter also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by the Company’s board of directors.

Action by Written Consent; Special Meetings of Stockholders. The Existing Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Existing Charter and the Existing Bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman or Vice-Chairman of the board of directors, the chief executive officer, or pursuant to a resolution adopted by a majority of the board of directors.

Advance Notice Procedures. The Existing Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the Company’s stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the Existing Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the Existing Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Super-Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. The Existing Charter and the Existing Bylaws provides that the affirmative vote of holders of at least 75% of the total votes eligible to be cast in the election of directors is required to amend, alter, change or repeal specified provisions, including those relating to actions by written consent of stockholders, calling of special meetings of stockholders, the provisions relating to business combinations, and until such time as all directors who were elected prior to the 2019 annual meeting to a term expiring at the 2020 or 2021 annual meeting have served the remainder of such term or been re-elected to serve one-year terms, provisions relating to the board of directors. This requirement of a super-majority vote to approve amendments to the Existing Charter and the Existing Bylaws could enable a minority of the Company’s stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares. the Company’s authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. The Company has elected that the Existing Charter not be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, the Company is not subject to any anti-takeover effects of Section 203. Nevertheless, the Existing Charter contains provisions that have the same effect as Section 203, except that they provide that certain former equityholders of Taylor Morrison Home II Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Old TMHC”), and their respective affiliates, including affiliates of TPG Global, LLC, and transferees may not be deemed to be “interested stockholders,” regardless of the percentage of the Company’s voting stock owned by them, and accordingly will not be subject to such restrictions.

Directors’ Liability; Indemnification of Directors and Officers

The Existing Charter limits the liability of the Company’s directors to the fullest extent permitted by the Delaware General Corporation Law and provides that the Company will provide them with customary indemnification. Old TMHC is party to customary indemnification agreements with each of the Company’s executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on the Company’s behalf, and has assigned to the Company all obligations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Common Stock is Computershare Trust Company, N.A.

Securities Exchange

The Class A Common Stock is listed on the New York Stock Exchange under the symbol “TMHC.”

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